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                                                                EXHIBIT 99.3

                            UNITED STATES OF AMERICA
                         BEFORE FEDERAL TRADE COMMISSION




In the matter of

CADENCE DESIGN SYSTEMS, INC.,                               File No. 971-0033
     a corporation.




                       AGREEMENT CONTAINING CONSENT ORDER

     The Federal Trade Commission ("Commission") having initiated an investigation of the proposed acquisition by Cadence Design Systems, Inc. ("Cadence") of Cooper & Chyan Technology, Inc. ("CCT"), and it now appearing that Cadence is willing to enter into an Agreement Containing Consent Order ("Agreement") to promote the development of open interfaces and to provide for other relief,

     IT IS HEREBY AGREED by and between Cadence, by its duly authorized officers and its attorneys, and counsel for the Commission that:

     1. Proposed respondent Cadence is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 2655 Seely Road, San Jose, California 95134.

     2. Cadence admits all the jurisdictional facts set forth in the draft of Complaint here attached.

     3.   Cadence waives:

          (a)  any further procedural steps;


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          (b)  the requirement that the Commission's decision contain a statement of findings of fact and conclusions of law;

          (c) all rights to seek judicial review or otherwise to challenge or contest the validity of the Order entered pursuant to this Agreement; and

          (d)  any claim under the Equal Access to Justice Act.

     4. This Agreement shall not become part of the public record of the proceeding unless and until it is accepted by the Commission. If this Agreement is accepted by the Commission, it, together with the draft of Complaint contemplated thereby, will be placed on the public record for a period of sixty (60) days and information in respect thereto publicly released. The Commission thereafter may either withdraw its acceptance of this Agreement and so notify Cadence, in which event it will take such action as it may consider appropriate, or issue and serve its Complaint (in such form as the circumstances may require) and decision, in disposition of the proceeding.

     5. This Agreement is for settlement purposes only and does not constitute an admission by Cadence that the law has been violated as alleged in the draft of Complaint here attached, or that the facts as alleged in the draft Complaint, other than jurisdictional facts, are true.

     6. This Agreement contemplates that, if it is accepted by the Commission, and if such acceptance is not subsequently withdrawn by the Commission pursuant to the provisions of Section 2.34 of the Commission's Rules, the Commission may, without further notice to Cadence, (1) issue its Complaint corresponding in form and substance with the draft of Complaint here attached and its decision containing the following Order in disposition of the proceeding and (2) make information public with respect thereto. When so entered, the Order shall have the same



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force and effect and may be altered, modified or set aside in the same manner and within the same time provided by statute for other orders. The Order shall become final upon service. Delivery by the U.S. Postal Service of the Complaint and decision containing the agreed-to Order to Cadence's address as stated in this Agreement shall constitute service. Cadence waives any right it may have to any other manner of service. The Complaint may be used in construing the terms of the Order, and no Agreement, understanding, representation, or interpretation not contained in the Order or the Agreement may be used to vary or contradict the terms of the Order.

     7. Cadence has read the proposed Complaint and Order contemplated hereby. Cadence understands that once the Order has been issued, it will be required to file one or more compliance reports showing that it has fully complied with the Order. Cadence further understands that it may be liable for civil penalties in the amount provided by law for each violation of the Order after it becomes final.

                                      ORDER

                                       I.

     IT IS ORDERED that, as used in this Order, the following definitions shall apply:

     A. "Cadence" means Cadence Design Systems, Inc., its directors, officers, employees, agents and representatives, predecessors, successors, and assigns; its subsidiaries, divisions, groups and affiliates controlled by Cadence Design Systems, Inc., and the respective directors, officers, employees, agents, and representatives, successors, and assigns of each.

     B. "CCT" means Cooper & Chyan Technology, Inc., a company organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and


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principal place of business located at 1601 South De Anza Boulevard,
Cupertino, California 95014.

     C.   "Respondent" means Cadence.

     D.   "Commission" means the Federal Trade Commission.

     E.   "Acquisition" means the acquisition by Cadence of CCT.

     F. "Independent Software Interface Programs" means Respondent's Connections Program-TM-, any successor program thereto, or other licensing program, promotional program or other arrangement by which Respondent enables independent software developers to provide interfaces to Respondent's Integrated Circuit Design Tools (including, e.g., licenses to the SKILL Programming Language, the SKILL Development Environment, the Virtuoso Layout Editor, and other intellectual property and documentation made available through such programs).

     G. "Integrated Circuit Design Tool" means electronic design automation software for integrated circuit design.

     H. "Integrated Circuit Routing Tool" means an Integrated Circuit Design Tool for the automated routing of connections between electronic components within an integrated circuit.

     I. "Commercial Integrated Circuit Routing Tool" means an Integrated Circuit Routing Tool marketed for sale or intended by the developer for use other than solely for the developer's internal use.

                                       II.

     IT IS FURTHER ORDERED that:

     A. Respondent shall permit developers of Commercial Integrated Circuit Routing Tools to participate in Independent Software Interface Programs. The terms by which developers

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of Commercial Integrated Circuit Routing Tools participate in Respondent's
Independent Software Interface Programs shall be no less favorable than the terms applicable to any other participants in Respondent's Independent Software Interface Programs.

     B. The purpose of this Paragraph II is to enable independent software developers to develop and sell Integrated Circuit Routing Tools for use in conjunction with Respondent's Integrated Circuit Design Tools, in competition with Integrated Circuit Routing Tools offered by Respondent, and to remedy the lessening of competition resulting from the proposed Acquisition as alleged in the Commission's Complaint.

                                      III.

     IT IS FURTHER ORDERED that, for a period of ten (10) years from the date this Order becomes final, Respondent shall not, without prior notification to the Commission, directly or indirectly:

     A. Acquire any stock, share capital, equity, or other interest in any concern, corporate or non-corporate, engaged in the development or sale of Integrated Circuit Routing Tools in the United States within the year preceding such acquisition; provided, however, that an acquisition of such stock, share capital, equity or other interest will be exempt from the requirements of this paragraph if it is solely for the purpose of investment and Respondents will hold no more than ten (10) percent of the shares of any class of security; or

     B. Acquire any assets used or previously used (and still suitable for use) in the development or sale of Integrated Circuit Routing Tools in the United States; provided, however, that such an acquisition will be exempt from the requirements of this paragraph if the purchase price is less than $5,000,000 (five million dollars).

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The prior notifications required by this paragraph shall be given on the
Notification and Report Form set forth in the Appendix to Part 803 of Title 16 of the Code of Federal Regulations as amended (hereinafter referred to as "the Notification"), and shall be prepared, transmitted and kept confidential in accordance with the requirements of that part, except that: no filing fee will be required for any such notification; notification shall be filed with the Secretary of the Commission and a copy shall be delivered to the Bureau of Competition; notification need not be made to the United States Department of Justice; and notification is required only of Respondent and not of any other party to the transaction. Respondent shall provide the Notification to the Commission at least thirty (30) days prior to the consummation of any such transaction (hereinafter referred to as the "initial waiting period"). If, within the initial waiting period, the Commission or its staff makes a written request for additional information and documentary material, Respondent shall not consummate the transaction until at least twenty (20) days after complying with such request for additional information and documentary material. Early termination of the waiting periods in this paragraph may, where appropriate, be granted by letter from the Bureau of Competition. Notwithstanding, prior notification shall not be required by this paragraph for a transaction for which notification is required to be made, and has been made, pursuant to Section 7A of the Clayton Act, 15 U.S.C.
Section 18a.

                                       IV.

     IT IS FURTHER ORDERED that, within sixty (60) days after the date this Order becomes final, Respondent shall submit to the Commission a verified written report setting forth in detail a full description of the manner and form in which it intends to comply, is complying, and has complied with Paragraph II of this Order.

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                                       V.

     IT IS FURTHER ORDERED that, one year from the date this Order becomes final, annually thereafter for the next nine (9) years, and at other times as the Commission may require, Respondent shall file with the Commission verified written reports setting forth in detail the manner and form in which Respondent has complied and is complying with this Order.

                                       VI.

     IT IS FURTHER ORDERED that Respondent shall notify the Commission at least thirty (30) days prior to any proposed change in the corporate Respondent such as dissolution, assignment, sale resulting in the emergence of a successor corporation, or the creation or dissolution of subsidiaries or any other change in the corporation that may affect compliance obligations arising out of the Order.

                                      VII.

     IT IS FURTHER ORDERED that, for the purpose of determining or securing compliance with this Order, upon written request, Respondent shall permit any duly authorized representative of the Commission:

     A. Access, during office hours and in the presence of counsel, to inspect and copy all books, ledgers, accounts, correspondence, memoranda and other records and documents in the possession or under the control of Respondent relating to any matters contained in this Order; and

     B. Upon five (5) days' notice to Respondent and without restraint or interference from it, to interview officers, directors, or employees of Respondent.

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                                      VIII.

     IT IS FURTHER ORDERED that this Order shall terminate ten (10) years from the date this Order becomes final.

     Signed this ___ day of ____________, 19_____.

FEDERAL TRADE COMMISSION                CADENCE DESIGN SYSTEMS, INC.,
                                              A CORPORATION


By:/s/ Robert N. Cook                   By:/s/ Joseph B. Costello
   ----------------------------------      -----------------------------------
       Robert N. Cook                          Joseph B. Costello
       Attorney                                Chief Executive Officer
       Bureau of Competition


By:/s/ Morris A. Bloom                  By:/s/ Christopher O.B. Wright
   ----------------------------------      -----------------------------------
       Morris A. Bloom                         Christopher O.B. Wright
       Attorney                                Counsel for Cadence Design
       Bureau of Competition                        Systems, Inc.
                                               Cooley Godward LLP
Approved:                                      Five Palo Alto Square
                                               3000 El Camino Real
                                               Palo Alto, California 94306-2155
/s/ M. Howard Morse
-------------------------------------
    M. Howard Morse
    Assistant Director
    Bureau of Competition


/s/ George S. Cary
-------------------------------------
    George S. Cary
    Deputy Director
    Bureau of Competition


/s/ William J. Baer
-------------------------------------
    William J. Baer
    Director
    Bureau of Competition

                            UNITED STATES OF AMERICA
                         BEFORE FEDERAL TRADE COMMISSION


In the Matter of

CADENCE DESIGN SYSTEMS, INC.,                      File No. 971-0033
    a corporation.


                                INTERIM AGREEMENT

     This Interim Agreement is by and between Cadence Design Systems, Inc., a corporation organized and existing under the laws of the State of Delaware ("Cadence"), and the Federal Trade Commission, an independent agency of the United States Government, established under the Federal Trade Commission Act of 1914, 15 U.S.C. Section 41, ET SEQ. (the "Commission").

                                    PREMISES

     WHEREAS, Cadence has proposed to acquire all of the voting securities of Cooper & Chyan Technology, Inc. ("CCT") pursuant to the Agreement and Plan of Merger and Reorganization by and between Cadence and CCT, dated October 28, 1996 ("the proposed Merger");

     WHEREAS, the Commission is now investigating the proposed Merger to determine if it would violate any of the statutes the Commission enforces;

     WHEREAS, if the Commission accepts the Agreement Containing Consent Order ("Consent Agreement") in this matter, the Commission will place it on the public record for a period of at least sixty (60) days and subsequently may either withdraw such acceptance or issue

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and serve its Complaint and decision in disposition of the proceeding pursuant to the provisions of Section 2.34 of the Commission's Rules;

     WHEREAS, the Commission is concerned that if an understanding is not reached during the period prior to the final issuance of the Consent Agreement by the Commission (after the 60-day public notice period), there may be interim competitive harm;

     WHEREAS, the entering into this Interim Agreement by Cadence shall in no way be construed as an admission by Cadence that the proposed Merger constitutes a violation of any statute; and

     WHEREAS, Cadence understands that no act or transaction contemplated by this Interim Agreement shall be deemed immune or exempt from the provisions of the antitrust laws or the Federal Trade
Commission Act by reason of anything contained in this Interim
Agreement.

     NOW, THEREFORE, Cadences agrees, upon the understanding that the Commission has not yet determined whether the proposed Merger will be challenged, and in consideration of the Commission's agreement that, at the time it accepts the Consent Agreement for public comment, it will grant early termination of the Hart-Scott-Rodino waiting period, as follows:

     1. Cadence agrees to execute the Consent Agreement and be bound by the terms of the Order contained in the Consent Agreement, as if it were final, from the date Cadence signs the Consent Agreement.

     2. Cadence agrees that, from the date Cadence signs the Consent Agreement until the first of the dates listed in subparagraphs 2.a. and 2.b., it will comply with the provisions of this Interim Agreement:

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          a.   ten (10) business days after the Commission withdraws its
     acceptance of the Consent Agreement pursuant to the provisions of Section
     2.34 of the Commission's Rules; or

          b.   the date the Order is final.

     3. Cadence waives all rights to contest the validity of this Interim Agreement.

     4. For the purpose of determining or securing compliance with this Interim Agreement, subject to any legally recognized privilege, and upon written request, and on reasonable notice, Cadence shall permit any duly authorized representative or representatives of the Commission:

          a. access, during the office hours of Cadence and in the presence of counsel, to inspect and copy all books, ledgers, accounts, correspondence, memoranda, and other records and documents in the possession or under the control of Cadence relating to compliance with this Interim Agreement; and

          b. upon five (5) days' notice to Cadence and without restraint or interference from them, to interview officers, directors, or employees of Cadence who may have counsel present, regarding any such matters.

     5. This Interim Agreement shall not be binding until accepted by the Commission.

Dated:  May 6, 1997.

FEDERAL TRADE COMMISSION                 CADENCE DESIGN SYSTEMS, INC.

By:  /s/ Stephen Calkins                 By:   /s/ R.L. Smith McKeithen
   --------------------------------           --------------------------------
         Stephen Calkins                        R.L. Smith McKeithen
         General Counsel                        Vice President and
                                                General Counsel

                            UNITED STATES OF AMERICA
                         BEFORE FEDERAL TRADE COMMISSION




In the matter of

CADENCE DESIGN SYSTEMS, INC.,            Docket No.
  a corporation.


                                    COMPLAINT

     Pursuant to the provisions of the Federal Trade Commission Act and the Clayton Act, and by virtue of the authority vested in it by said Acts, the Federal Trade Commission, having reason to believe that Cadence Design Systems, Inc. proposes to merge with Cooper & Chyan Technology, Inc. in violation of Section 5 of the Federal Trade Commission Act, as amended, 15 U.S.C. Section 45, and in violation of
Section 7 of the Clayton Act, as amended, 15 U.S.C. Section 18, and it appearing to the Commission that a proceeding in respect thereof would be in the public interest, hereby issues its complaint stating its charges as follows:

I.   THE RESPONDENT

     1. Respondent Cadence Design Systems, Inc. ("Cadence") is a corporation organized, existing, and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 2655 Seely Road, San Jose, California 95134. Cadence has annual worldwide sales of approximately $741 million, nearly all of which is attributable to electronic design automation products and services, and more than $70 million of which is attributable to sales of integrated circuit layout environments.

     2. At all times relevant herein, the respondent has been, and is now, a corporation as "corporation" is defined in Section 4 of the Federal Trade Commission Act, 15 U.S.C. Section 44; and at all times relevant herein, the respondent has been, and is now, engaged in commerce as "commerce" is defined in Section 4 of the Federal Trade Commission Act, 15 U.S.C. Section 44, and Section 1 of the Clayton Act, 15 U.S.C. Section 12.

II.  THE PROPOSED MERGER

     3. Cooper and Chyan Technology, Inc. ("CCT") is a corporation organized, existing, and doing business under the laws of Delaware.
CCT has annual worldwide sales of approximately $37.6 million, of which approximately $13 million is attributable to integrated circuit routing tools and related services, with the balance attributable to printed circuit board routing tools and related services.

     4. Pursuant to an Agreement and Plan of Merger and Reorganization dated October 28, 1996, Cadence plans to acquire control of CCT by exchanging Cadence voting securities for the outstanding voting securities of CCT in a transaction valued at more than $400 million (the "Proposed Merger").

III. THE RELEVANT MARKETS

     5. Research, development, and sale of constraint-driven, shape-based integrated circuit routing tools constitute one relevant line of commerce within which to analyze the competitive effects of the Proposed Merger. A constraint-driven, shape-based integrated circuit routing tool is software used to automate the determination of the connections between the electronic components within an integrated circuit. An integrated circuit is a complex electronic


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circuit that consists of as many as five million or more miniature electronic components --such as transistors, resistors, capacitors, and diodes -- on a piece of semiconductor material smaller than a postage stamp.

     6. There are no acceptable substitutes for constraint-driven, shape based integrated circuit routing tools. Routing tools based on other technology cannot accommodate unique problems that arise at deep submicron scales of integrated circuit design (less than .35 micron). Furthermore, at deep submicron scales of design, it is not commercially feasible to route integrated circuit designs without automation. Given the sheer complexity and density of deep submicron integrated circuit designs, as well as the intense time-to-market pressures faced by semiconductor companies in today's fast-paced electronics industry, hand routing is not an alternative for the timely and accurate design of integrated circuits.

     7. Integrated circuit layout environments also constitute a relevant line of commerce in which to analyze the competitive effects of the Proposed Merger. Integrated circuit layout environments are software infrastructures within which integrated circuit designers access integrated circuit layout tools, including constraint-driven, shape-based routing tools. Integrated circuit layout tools and integrated circuit layout environments are used during the physical design stage of the integrated circuit design process. The physical design stage is distinct from, and occurs after, the logical design stage of the integrated circuit design process.

     8. The relevant geographic market within which to analyze the Proposed Merger is worldwide.

IV.  CONCENTRATION

     9. CCT is currently the only firm with a commercially viable constraint-driven, shape-based integrated circuit routing tool. At least one other firm with constraint-driven, shape-based routing technology is in the process of developing a constraint-driven, shape-based integrated circuit routing tool.

     10. Cadence is the dominant supplier of integrated circuit layout environments. Cadence's leading competitor in the supply of integrated circuit layout environments is the Avant! Corporation. Avant! and several of its top executives have been charged criminally with conspiracy and theft of trade secrets from Cadence.

V.   ENTRY CONDITIONS

     11. There are substantial barriers to entry in the market for constraint-driven, shape-based integrated circuit routing tools. Constraint-driven, shape-based integrated circuit routing tools are technologically complex and difficult to develop. DE NOVO entry takes approximately two to three and a half years for a company that already possesses certain underlying core technology that can be used to develop a constraint-driven, shape-based integrated circuit router (such as shape-based routing technology for printed circuit boards). Entry is likely to take even longer for a company that does not possess such technology.

     12. In order to achieve the necessary compatibility between the integrated circuit layout tools that they use, integrated circuit designers select integrated circuit layout tools that have interfaces to a common integrated circuit layout environment.

     13. Since Cadence is the dominant supplier of integrated circuit layout environments, a constraint-driven, shape-based integrated circuit routing tool that lacks an interface into a

Cadence integrated circuit layout environment is less likely to be selected by integrated circuit designers than a constraint-driven, shape-based integrated circuit routing tool that possesses an interface into a Cadence integrated circuit layout environment.

     14. An integrated circuit layout environment is not likely to be selected by integrated circuit designers unless a full set of compatible integrated circuit layout tools is available. A full set of integrated circuit layout tools includes at least placement, routing, and analysis and verification tools, each of which must be able to interface into the integrated circuit layout environment that the integrated circuit designer has selected.

VI.  EFFECTS OF THE PROPOSED MERGER ON COMPETITION

     15. It is in Cadence's interest to make available to users of a Cadence integrated circuit layout environment a complete a set of integrated circuit layout tools, because to do so makes the Cadence integrated circuit layout environment more valuable to integrated circuit designers. Cadence historically has provided access to Cadence integrated circuit layout environments to suppliers of complementary integrated circuit layout tools chat Cadence does not supply.

     16. Cadence does not, however, have incentives to provide access to a Cadence integrated circuit layout environment to suppliers of integrated circuit layout tools that compete with Cadence products. Cadence historically has been reluctant to provide access to Cadence integrated circuit layout environments to suppliers of integrated circuit layout tools that compete with Cadence products.

     17. Prior to the Proposed Merger, Cadence did not have a commercially viable constraint-driven, shape-based integrated circuit routing tool. As a result of the Proposed

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Merger, Cadence will own the only currently available commercially viable constraint-driven, shape-based integrated circuit routing tool. For this reason, the Proposed Merger will make Cadence less likely to permit potential suppliers of competing constraint-driven, shape-based integrated circuit routing tools to obtain access to Cadence integrated circuit layout environments.

     18. Without access to Cadence integrated circuit layout environments, developers are less likely to gain successful entry into the market for constraint-driven, shape-based integrated circuit routing tools.

     19. The Proposed Merger will make it more likely that successful entry into the constraint-driven, shape-based integrated circuit routing tool market would require simultaneous entry into the market for integrated circuit layout environments. This need for dual-level entry will decrease the likelihood of entry into the market for constraint-driven, shape-based integrated circuit routing tools.

     20. The Proposed Merger may substantially lessen competition or tend to create a monopoly in the market for constraint-driven, shape-based integrated circuit routing tools. The Proposed Merger may, among other things, lead to higher prices, reduced service, and less innovation.

VII. VIOLATIONS CHARGED

     21. The Proposed Merger of Cadence Design Systems, Inc. and Cooper & Chyan Technology, Inc., described in paragraph 4, violates
Section 5 of the Federal Trade Commission Act, as amended, 15 U.S.C.
Section 45 and Section 7 of the Clayton Act, as amended, 15 U.S.C.
Section 18.

     WHEREFORE, THE PREMISES CONSIDERED, the Federal Trade Commission on this ________ day of __________ 1997, issues its complaint against said respondent.


     By the Commission.



Seal                Donald S. Clark
                    Secretary


Issued: